                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-73712

SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED MARCH 4, 2002
(TO PROSPECTUS DATED DECEMBER 14, 2001)


                                  $303,300,000
                               CWABS MASTER TRUST
                        (FOR THE SERIES 2002-B SUBTRUST)
                                     ISSUER

                                   CWABS, INC.
                                    DEPOSITOR

                          [COUNTRYWIDE HOME LOANS LOGO]

                           SPONSOR AND MASTER SERVICER

                        REVOLVING HOME EQUITY LOAN ASSET
                           BACKED NOTES, SERIES 2002-B

                                   [FGIC LOGO]

     This Supplement updates the Prospectus Supplement dated March 4, 2002 that has been issued with respect to the Series 2002-B Revolving Home Equity Loan Asset Backed Notes.

     Annex I to the Prospectus Supplement sets forth certain statistical information about the mortgage loans in the statistical pool as of the statistical pool calculation date. Appendix I to this Supplement sets forth comparable statistical information for the actual mortgage loans in the mortgage pool as of June 26, 2002.

     Pages S-17 and S-18 of the Prospectus Supplement include certain financial information of the Note Insurer. Appendix II to this Supplement updates certain of that information.

     Pages S-19 and S-22 of the Prospectus Supplement include certain financial information about the Master Servicer's servicing portfolio and mortgage loan delinquency and foreclosure experience. Appendix III to this Supplement updates certain of that information.

     This Supplement also updates the "Method of Distribution" section, on page S-59 in the Prospectus Supplement, as described on the next page.

COUNTRYWIDE SECURITIES CORPORATION

                         GREENWICH CAPITAL MARKETS, INC.

                                                                        JPMORGAN

                  The date of this supplement is June 27, 2002

                             METHOD OF DISTRIBUTION

     Subject to the terms of the underwriting agreement among the depositor, Countrywide Securities Corporation ("CSC"), Greenwich Capital Markets, Inc. ("GREENWICH CAPITAL"), J.P. Morgan Securities Inc. ("J.P. MORGAN" and, together with CSC and Greenwich Capital, the "UNDERWRITERS") and a terms agreement, dated June 27, 2002, between the depositor and the Underwriters, the depositor has agreed to sell to the Underwriters on June 28, 2002, and each of the Underwriters has severally agreed to purchase, the principal amount of notes set forth below its name in the table below. The notes being offered pursuant to the terms agreement are referred to as the "OFFERED NOTES." Proceeds to the depositor from the sale of the Offered Notes are expected to be approximately $299,355,468.00 plus accrued interest before deducting expenses payable by the depositor estimated to be approximately $75,000.

        COUNTRYWIDE
        SECURITIES          GREENWICH CAPITAL        J.P. MORGAN
        CORPORATION           MARKETS, INC.        SECURITIES INC.
        -----------           -------------        ---------------

        242,640,000            30,330,000             30,330,000

     Distribution of the Offered Notes will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Notes to or through dealers and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions, or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Notes may be deemed to be underwriters, and any discounts, commissions, or concessions received by them, and any profits on resale of the Offered Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The depositor has been advised by each Underwriter that it intends to make a market in the Offered Notes purchased by it but no Underwriter has any obligation to do so. We cannot assure you that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue or that it will provide holders of the Offered Notes with a sufficient level of liquidity of investment.

     CSC is an affiliate of the depositor, the sponsor, and the master servicer.

     The depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

                           ---------------------------

     This supplement does not contain complete information about the Offered Notes. Additional information is contained in the prospectus supplement dated March 4, 2002 prepared in connection with the issuance of the notes and in the prospectus of the depositor dated December 14, 2001. You are urged to read this supplement, the prospectus supplement, and the prospectus in full.

     Additional information about the Offered Notes (including their current pool factor) is expected to be available on Bloomberg L.P. under the ticker symbol CWHEL 2002-B on the DES page. The information on that page has not been independently verified by any of the Issuer, the Depositor, the Sponsor and Master Servicer or any of the Underwriters, and none of those parties makes any representation as to the accuracy or completeness of that information.

           APPENDIX I - STATISTICAL INFORMATION (AS OF JUNE 26, 2002)
           ----------------------------------------------------------
                            ABOUT THE MORTGAGE LOANS
                            ------------------------

     The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the statistical calculation pool mortgage loans and the related mortgage properties based upon the statistical calculation pool as of the close of business on the Statistical Calculation Date.

                               PRINCIPAL BALANCES

                                                                                      PERCENTAGE OF
        RANGE OF PRINCIPAL                 NUMBER OF       AGGREGATE UNPAID        AGGREGATE PRINCIPAL
             BALANCES                   MORTGAGE LOANS     PRINCIPAL BALANCE              BALANCE
             --------                   --------------     -----------------              -------
$       0.00 to $    10,000.00 .....        17,960             $57,121,093                  3.47%
$  10,000.01 to $    20,000.00 .....        16,648            $253,849,189                 15.44
$  20,000.01 to $    30,000.00 .....        12,867            $322,715,603                 19.63
$  30,000.01 to $    40,000.00 .....         6,337            $220,625,357                 13.42
$  40,000.01 to $    50,000.00 .....         4,253            $193,248,246                 11.75
$  50,000.01 to $    60,000.00 .....         1,907            $105,082,362                  6.39
$  60,000.01 to $    70,000.00 .....         1,165             $75,741,914                  4.61
$  70,000.01 to $    80,000.00 .....           920             $68,995,381                  4.20
$  80,000.01 to $    90,000.00 .....           572             $48,682,859                  2.96
$  90,000.01 to $   100,000.00 .....           740             $71,646,067                  4.36
$ 100,000.01 to $   125,000.00 .....           409             $46,044,062                  2.80
$ 125,000.01 to $   150,000.00 .....           424             $59,897,776                  3.64
$ 150,000.01 to $   175,000.00 .....           105             $17,013,555                  1.03
$ 175,000.01 to $   200,000.00 .....           111             $21,254,355                  1.29
$ 200,000.01 to $   225,000.00 .....            49             $10,480,241                  0.64
$ 225,000.01 to $   250,000.00 .....            45             $10,831,502                  0.66
$ 250,000.01 to $   275,000.00 .....            37              $9,712,093                  0.59
$ 275,000.01 to $   300,000.00 .....            42             $12,323,262                  0.75
$ 300,000.01 to $   325,000.00 .....            10              $3,139,913                  0.19
$ 325,000.01 to $   350,000.00 .....            15              $5,078,015                  0.31
$ 350,000.01 to $   375,000.00 .....             9              $3,276,082                  0.20
$ 375,000.01 to $   400,000.00 .....            11              $4,325,556                  0.26
$ 400,000.01 to $   425,000.00 .....             6              $2,477,654                  0.15
$ 425,000.01 to $   450,000.00 .....            10              $4,399,218                  0.27
$ 450,000.01 to $   475,000.00 .....             2                $930,472                  0.06
$ 475,000.01 to $   500,000.00 .....            17              $8,412,994                  0.51
$ 500,000.01 to $   525,000.00 .....             1                $520,000                  0.03
$ 550,000.01 to $   575,000.00 .....             1                $560,075                  0.03
$ 575,000.01 to $   600,000.00 .....             2              $1,180,000                  0.07
$ 625,000.01 to $   650,000.00 .....             2              $1,290,000                  0.08
$ 675,000.01 to $   700,000.00 .....             2              $1,388,170                  0.08
$ 775,000.01 to $   800,000.00 .....             1                $784,000                  0.05
$ 975,000.01 to $ 1,000,000.00 .....             1              $1,000,000                  0.06
Over $1,000,000.00..................             0                       0                  0.00
                                            ------          --------------                ------
Total                                       64,681          $1,644,027,067                100.00%
                                            ======          ==============                ======

     As of June 26, 2002, the average principal balance of the Mortgage Loans was approximately $25,417.

                                  LOAN PROGRAMS

                                                                                           PERCENTAGE OF
                                            NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
           DESCRIPTION                   MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
           -----------                   --------------       -----------------             -------
5 Yr Draw, 5 Yr Repay............               100              $1,596,268                      0.10%
5 Yr Draw, 10 Yr Repay...........               104              $3,732,327                      0.23
10 Yr Draw, 10 Yr Repay..........               974             $18,388,269                      1.12
10 Yr Draw, 15 Yr Repay..........            63,059          $1,606,380,100                     97.71
15 Yr Draw, 0 Yr Repay...........               154              $4,778,905                      0.29
15 Yr Draw, 10 Yr Repay..........               290              $9,151,196                      0.56
                                             ------          --------------                    ------
Total                                        64,681          $1,644,027,067                    100.00%
                                             ======          ==============                    ======

                                   LOAN RATES

                                                                                PERCENTAGE OF
                                   NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
   RANGE OF LOAN RATES (%)       MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
   -----------------------       --------------       -----------------             -------
 2.501 - 3.000.........                   8               $207,201                   0.01%
 3.001 - 3.500.........                   2               $117,638                   0.01
 3.501 - 4.000.........              29,277           $735,012,188                  44.71
 4.001 - 4.500.........               5,685           $123,184,504                   7.49
 4.501 - 5.000.........               3,842           $118,114,789                   7.18
 5.001 - 5.500.........               3,137            $97,099,080                   5.91
 5.501 - 6.000.........               1,969            $58,088,835                   3.53
 6.001 - 6.500.........               1,588            $38,850,176                   2.36
 6.501 - 7.000.........               8,028           $168,449,661                  10.25
 7.001 - 7.500.........               4,563           $140,426,847                   8.54
 7.501 - 8.000.........               2,482            $56,345,463                   3.43
 8.001 - 8.500.........               2,948            $80,171,267                   4.88
 8.501 - 9.000.........                 444            $11,273,864                   0.69
 9.001 - 9.500.........                 495            $12,048,806                   0.73
 9.501 - 10.000........                 114             $2,038,928                   0.12
10.001 - 10.500........                  26               $309,030                   0.02
10.501 - 11.000........                  57             $1,792,768                   0.11
11.001 - 11.500........                  16               $496,021                   0.03
                                     ------         --------------                 ------
Total                                64,681         $1,644,027,067                 100.00%
                                     ======         ==============                 ======

     As of June 26, 2002, the weighted average loan rate on the Mortgage Loans was approximately 5.224%.

                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                                                PERCENTAGE OF
RANGE OF MONTHS                     NUMBER OF         AGGREGATE UNPAID        AGGREGATE PRINCIPAL
REMAINING TO MATURITY            MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
---------------------            --------------       -----------------             -------
109 - 120                              100               $1,596,268                   0.10%
169 - 180                              258               $8,511,233                   0.52
229 - 240                              974              $18,388,269                   1.12
241 - 252                                1                  $13,489                   0.00
253 - 264                                3                 $102,480                   0.01
265 - 276                                5                 $120,221                   0.01
277 - 288                               20                 $654,276                   0.04
289 - 300                           63,320           $1,614,640,830                  98.21
                                    ------           --------------                 ------
Total                               64,681           $1,644,027,067                 100.00%
                                    ======           ==============                 ======

     As of June 26, 2002, the weighted average remaining months to scheduled maturity of the Mortgage Loans was approximately 293.

     The above table assumes that the draw period for the Mortgage Loans with
(a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.

     The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans or of equal priority to the Mortgage Loans (calculated generally at the date of origination of the Mortgage Loans) and whose denominator is the lesser of (i) the appraised value of the related mortgage property as stated in loan files at the date of origination or
(ii) in the case of a mortgaged property purchased within one year of the origination of the related Mortgage Loan, the purchase price of the mortgaged property.

                        COMBINED LOAN-TO-VALUE RATIOS (%)

                                                                                           PERCENTAGE OF
                                              NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
RANGE OF COMBINED LOAN-TO-VALUE RATIO      MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
-------------------------------------      --------------       -----------------             -------
 Less than or equal to 10.00%........                1                     $0                     0.00%
           10.01 - 20.00...........                 29               $889,357                     0.05
           20.01 - 30.00...........                308            $11,788,737                     0.72
           30.01 - 40.00...........                676            $18,365,922                     1.12
           40.01 - 50.00...........              1,317            $36,140,926                     2.20
           50.01 - 60.00...........              2,329            $58,865,185                     3.58
           60.01 - 70.00...........              5,699           $155,958,225                     9.49
           70.01 - 80.00...........              9,619           $252,149,362                    15.34
           80.01 - 90.00...........             26,847           $599,364,037                    36.46
           90.01 - 100.00..........             17,856           $510,505,315                    31.05
                                                ------         --------------                   ------
           Total                                64,681         $1,644,027,067                   100.00%
                                                ======         ==============                   ======

     As of June 26, 2002, the weighted average combined loan-to-value ratio of the Mortgage Loans was 83.93%.

         The geographic location used for the following table is determined by the address of the mortgaged property securing the related Mortgage Loan.

                             GEOGRAPHIC DISTRIBUTION


                                                                               PERCENTAGE OF
                                  NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
    STATE                      MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
    -----                      --------------       -----------------             -------
Alabama................                 837            $16,997,976                  1.03%
Alaska.................                  93             $2,584,262                  0.16
Arizona................               2,196            $50,308,250                  3.06
California.............              15,888           $533,193,465                 32.43
Colorado...............               3,279            $90,286,076                  5.49
Connecticut............                 568            $15,616,248                  0.95
Delaware...............                 105             $2,499,063                  0.15
District of Columbia...                  48             $1,285,105                  0.08
Florida................               3,466            $76,960,000                  4.68
Georgia................               1,883            $44,705,827                  2.72
Hawaii.................                 392            $13,338,877                  0.81
Idaho..................                 744            $16,180,393                  0.98
Illinois...............               3,001            $68,196,219                  4.15
Indiana................               1,013            $18,078,852                  1.10
Iowa...................                 323             $5,299,044                  0.32
Kansas.................                 779            $13,771,478                  0.84
Kentucky...............                 381             $8,371,679                  0.51
Louisiana..............                 519             $9,934,871                  0.60
Maine..................                 201             $3,500,607                  0.21
Maryland...............               1,092            $26,807,514                  1.63
Massachusetts..........               1,585            $40,092,347                  2.44
Michigan...............               3,271            $66,531,585                  4.05
Minnesota..............                 784            $16,111,844                  0.98
Mississippi............                 199             $3,950,437                  0.24
Missouri...............               1,211            $21,937,368                  1.33
Montana................                 292             $5,570,931                  0.34
Nebraska...............                 180             $3,032,612                  0.18
Nevada.................                 910            $23,996,576                  1.46
New Hampshire..........                 432             $9,162,125                  0.56
New Jersey.............               2,013            $53,350,980                  3.25
New Mexico.............                 437             $9,156,738                  0.56
New York...............               1,477            $40,799,209                  2.48
North Carolina.........               1,413            $29,762,427                  1.81
North Dakota...........                  53             $1,149,766                  0.07
Ohio...................               1,861            $32,611,389                  1.98
Oklahoma...............                 686            $13,933,263                  0.85
Oregon.................                 943            $22,754,184                  1.38
Pennsylvania...........               2,083            $42,660,856                  2.59
Rhode Island...........                 146             $2,895,252                  0.18
South Carolina.........                 498            $10,478,632                  0.64
South Dakota...........                  71             $1,072,703                  0.07
Tennessee..............                 979            $18,690,141                  1.14
Texas..................                  68             $1,384,604                  0.08
Utah...................               1,224            $31,877,339                  1.94
Vermont................                  43               $728,281                  0.04
Virginia...............               1,267            $29,449,606                  1.79
Washington.............               2,279            $64,182,434                  3.90
West Virginia..........                 106             $1,778,871                  0.11
Wisconsin..............               1,136            $20,469,403                  1.25
Wyoming................                 226             $6,539,357                  0.40
                                     ------         --------------                ------
Total                                64,681         $1,644,027,067                100.00%
                                     ======         ==============                ======

                 RANGES OF CREDIT SCORES FOR THE MORTGAGE LOANS

                                                                                     PERCENTAGE OF
                                      NUMBER OF          AGGREGATE UNPAID         AGGREGATE PRINCIPAL
RANGE OF CREDIT SCORES             MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
----------------------             --------------       -----------------               -------
     841 - 850.............                  2                      $0                    0.00%
     821 - 840.............                188              $2,482,334                    0.15
     801 - 820.............              1,461             $27,519,676                    1.67
     781 - 800.............              5,076            $102,061,878                    6.21
     761 - 780.............              8,082            $176,996,670                   10.77
     741 - 760.............              9,036            $216,941,046                   13.20
     721 - 740.............              9,418            $235,117,773                   14.30
     701 - 720.............             10,225            $274,986,200                   16.73
     681 - 700.............              8,309            $233,431,878                   14.20
     661 - 680.............              7,117            $214,872,161                   13.07
     641 - 660.............              3,307             $91,866,419                    5.59
     621 - 640.............              2,241             $60,790,367                    3.70
     601 - 620.............                187              $6,093,083                    0.37
     581 - 600.............                 19                $571,403                    0.03
     561 - 580.............                  5                $179,917                    0.01
     541 - 560.............                  5                 $47,102                    0.00
     520 or less                             3                 $69,159                    0.00
                                        ------          --------------                  ------
     Total                              64,681          $1,644,027,067                  100.00%
                                        ======          ==============                  ======

     As of June 26, 2002, the weighted average credit score (where available) of the Mortgage Loans was approximately 717.


                                  PROPERTY TYPE

                                                                                              PERCENTAGE OF
                                               NUMBER OF          AGGREGATE UNPAID         AGGREGATE PRINCIPAL
              DESCRIPTION                   MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
              -----------                   --------------       -----------------               -------
Single Family.......................             50,759           $1,278,400,620                  77.76%
Planned Unit Development (PUD)......              9,327             $263,395,580                  16.02
Lowrise Condominium.................              4,089              $89,532,303                   5.45
2-4 Units...........................                506              $12,698,563                   0.77
                                                 ------           --------------                 ------
             Total                               64,681           $1,644,027,067                 100.00%
                                                 ======           ==============                 ======

                                  GROSS MARGINS

                                                                                    PERCENTAGE OF
  RANGE OF GROSS                     NUMBER OF          AGGREGATE UNPAID         AGGREGATE PRINCIPAL
    MARGINS (%)                   MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
    -----------                   --------------       -----------------               -------
Less than <0.000                            3                 $119,516                   0.01%
0.000....................               7,130             $204,972,756                  12.47
0.001 - 0.250............                 950              $32,340,008                   1.97
0.251 - 0.500............               6,855             $186,096,116                  11.32
0.501 - 0.750............                 264              $14,501,548                   0.88
0.751 - 1.000............                 496              $23,985,962                   1.46
1.001 - 1.250............               3,033              $71,423,091                   4.34
1.251 - 1.500............               1,812              $39,024,010                   2.37
1.501 - 1.750............               1,163              $28,673,026                   1.74
1.751 - 2.000............              14,234             $274,864,878                  16.72
2.001 - 2.250............               4,969             $118,613,479                   7.21
2.251 - 2.500............               9,172             $269,924,180                  16.42
2.501 - 2.750............                 794              $26,768,110                   1.63
2.751 - 3.000............               4,441             $104,135,693                   6.33
3.001 - 3.250............                 797              $15,556,339                   0.95
3.251 - 3.500............               4,791             $144,248,262                   8.77
3.501 - 3.750............               1,764              $39,847,670                   2.42
3.751 - 4.000............                 249               $6,226,080                   0.38
4.001 - 4.250............                 543              $13,168,311                   0.80
4.251 - 4.500............                 177               $4,106,382                   0.25
4.501 - 4.750............                 724              $18,817,364                   1.14
4.751 - 5.000............                 189               $3,631,697                   0.22
5.001 - 5.250............                   6                  $56,334                   0.00
5.251 - 5.500............                  44                 $467,963                   0.03
5.501 - 5.750 ...........                   7                  $52,849                   0.00
5.751 - 6.000............                   1                 $116,655                   0.01
6.001 - 6.250............                  57               $1,792,768                   0.11
6.251 - 6.500............                  14                 $346,021                   0.02
6.501 - 6.750............                   2                 $150,000                   0.01
                                       ------           --------------                 ------
Total                                  64,681           $1,644,027,067                 100.00%
                                       ======           ==============                 ======

     As of June 26, 2002, the weighted average gross margin was 1.864%.

     The credit limit utilization rates in the following table are determined by dividing the balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

                         CREDIT LIMIT UTILIZATION RATES

                                                                                          PERCENTAGE OF
      RANGE OF CREDIT                    NUMBER OF          AGGREGATE UNPAID          AGGREGATE PRINCIPAL
LIMIT UTILIZATION RATES (%)           MORTGAGE LOANS       PRINCIPAL BALANCE                BALANCE
---------------------------           --------------       -----------------                -------
               0.00%..........               9,087                     $30                    0.00%
       0.01 - 10.00...........               1,198              $3,298,728                    0.20
      10.01 - 20.00...........               1,342              $9,592,006                    0.58
      20.01 - 30.00...........               1,605             $17,737,759                    1.08
      30.01 - 40.00...........               1,936             $29,231,393                    1.78
      40.01 - 50.00...........               2,280             $38,935,115                    2.37
      50.01 - 60.00...........               2,512             $52,714,256                    3.21
      60.01 - 70.00...........               2,944             $72,566,957                    4.41
      70.01 - 80.00...........               3,423             $95,673,530                    5.82
      80.01 - 90.00...........               4,604            $140,781,365                    8.56
      90.01 - 100.00..........              33,750          $1,183,495,928                   71.99
                                            ------          --------------                  ------
      Total                                 64,681          $1,644,027,067                  100.00%
                                            ======          ==============                  ======

         As of June 26, 2002, the average credit limit utilization rate of the Mortgage Loans was approximately 67.66%.

                               MAXIMUM LOAN RATES

                                                                                      PERCENTAGE OF
                                       NUMBER OF          AGGREGATE UNPAID         AGGREGATE PRINCIPAL
MAXIMUM LOAN RATES (%)              MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
----------------------              --------------       -----------------               -------
      8.750......                             3                  $55,881                   0.00%
     16.000......                         1,414              $29,772,127                   1.81
     17.000......                         3,538              $78,470,085                   4.77
     18.000......                        59,651           $1,533,511,800                  93.28
     21.000......                            69               $2,015,687                   0.12
     24.000......                             6                 $201,486                   0.01
                                         ------           --------------                 ------
     Total                               64,681           $1,644,027,067                 100.00%
                                         ======           ==============                 ======

     As of June 26, 2002, the weighted average maximum loan rate of the Mortgage Loans was approximately 17.920%.

                                  CREDIT LIMITS

                                                                                                PERCENTAGE OF
              RANGE OF CREDIT                    NUMBER OF          AGGREGATE UNPAID         AGGREGATE PRINCIPAL
                  LIMITS                      MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
                  ------                      --------------       -----------------               -------
$      0.00  to  $ 10,000.........                  3,084             $17,713,834                    1.08%
$ 10,000.01  to  $ 20,000.........                 18,844            $207,160,031                   12.60
$ 20,000.01  to  $ 30,000.........                 16,650            $314,538,220                   19.13
$ 30,000.01  to  $ 40,000.........                  8,419            $219,534,578                   13.35
$ 40,000.01  to  $ 50,000.........                  7,102            $220,288,017                   13.40
$ 50,000.01  to  $ 60,000.........                  2,420            $101,403,207                    6.17
$ 60,000.01  to  $ 70,000.........                  1,621             $77,468,277                    4.71
$ 70,000.01  to  $ 80,000.........                  1,425             $72,887,133                    4.43
$ 80,000.01  to  $ 90,000.........                    852             $50,017,336                    3.04
$ 90,000.01  to  $100,000.........                  1,980            $105,462,764                    6.41
$100,000.01  to  $125,000.........                    546             $43,460,707                    2.64
$125,000.01  to  $150,000.........                    812             $74,472,128                    4.53
$150,000.01  to  $175,000.........                    151             $14,311,945                    0.87
$175,000.01  to  $200,000.........                    244             $27,619,505                    1.68
$200,000.01  to  $225,000.........                     66              $8,349,086                    0.51
$225,000.01  to  $250,000.........                    102             $13,583,755                    0.83
$250,000.01  to  $275,000.........                     59              $8,508,737                    0.52
$275,000.01  to  $300,000.........                    104             $18,077,304                    1.10
$300,000.01  to  $325,000.........                     20              $2,486,062                    0.15
$325,000.01  to  $350,000.........                     32              $5,752,471                    0.35
$350,000.01  to  $375,000.........                     13              $2,769,499                    0.17
$375,000.01  to  $400,000.........                     28              $6,392,221                    0.39
$400,000.01  to  $425,000.........                      4              $1,619,325                    0.10
$425,000.01  to  $450,000.........                     13              $3,301,523                    0.20
$450,000.01  to  $475,000.........                      2                $363,965                    0.02
$475,000.01  to  $500,000.........                     70             $18,550,649                    1.13
$500,000.01  to  $525,000.........                      2                $815,754                    0.05
$550,000.01  to  $575,000.........                      1                $211,460                    0.01
$575,000.01  to  $600,000.........                      2              $1,160,075                    0.07
$600,000.01  to  $625,000.........                      1                $303,839                    0.02
$625,000.01  to  $650,000.........                      3              $1,542,013                    0.09
$675,000.01  to  $700,000.........                      2              $1,388,170                    0.08
$775,000.01  to  $800,000.........                      1                $784,000                    0.05
$825,000.01  to  $850,000.........                      1                      $0                    0.00
$875,000.01  to  $900,000.........                      1                 $40,000                    0.00
$975,000.01  to  $1,000,000.......                      4              $1,689,476                    0.10
                                                   ------          --------------                  ------
Total                                              64,681          $1,644,027,067                  100.00%
                                                   ======          ==============                  ======

     As of June 26, 2002, the average credit limit of the Mortgage Loans was approximately $37,566.

                                  LIEN PRIORITY

                                                                                               PERCENTAGE OF
                                               NUMBER OF          AGGREGATE UNPAID         AGGREGATE PRINCIPAL
             LIEN PRIORITY                  MORTGAGE LOANS       PRINCIPAL BALANCE               BALANCE
             -------------                  --------------       -----------------               -------
1st Liens...........................                 559            $43,618,203                     2.65%
2nd Liens...........................              64,122         $1,600,408,863                    97.35
                                                  ------         --------------                   ------
        Total                                     64,681         $1,644,027,067                   100.00%
                                                  ======         ==============                   ======

                               DELINQUENCY STATUS

                                                                                       PERCENTAGE OF
    NUMBER OF DAYS                     NUMBER OF          AGGREGATE UNPAID          AGGREGATE PRINCIPAL
      DELINQUENT                    MORTGAGE LOANS       PRINCIPAL BALANCE                BALANCE
      ----------                    --------------       -----------------                -------
CURRENT.............                      60,734         $1,565,467,592                    95.22%
30 - 59 DAYS........                       3,284            $74,670,170                     4.54
60 - 89 DAYS........                         595             $2,517,961                     0.15
90+ DAYS............                          68             $1,371,344                     0.08
                                          ------         --------------                   ------
Total                                     64,681         $1,644,027,067                   100.00%
                                          ======         ==============                   ======


                                ORIGINATION YEAR

                                                                                                 PERCENTAGE OF
              YEAR OF                        NUMBER OF          AGGREGATE UNPAID             AGGREGATE PRINCIPAL
            ORIGINATION                   MORTGAGE LOANS       PRINCIPAL BALANCE                   BALANCE
            -----------                   --------------       -----------------                   -------
2001................................           55,294          $1,394,826,593                       84.84%
2002................................            9,387            $249,200,474                       15.16
                                               ------          --------------                      ------
      Total                                    64,681          $1,644,027,067                      100.00%
                                               ======          ==============                      ======

             APPENDIX II - FINANCIAL INFORMATION OF THE NOTE INSURER

         As of March 31,2002, December 31, 2001, and December 31, 2000, the Note Insurer had written directly or assumed through reinsurance, guaranties of approximately $378.0 billion, $367.2 billion, and $326.8 billion par value of securities, respectively (of which approximately 87 percent, 88 percent and 85 percent, respectively constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $2.66 billion, $2.62 billion and $2.47 billion, respectively. As of March 31,2002, the Note Insurer had reinsured approximately 18 percent of the risks it had written, 29 percent through quota share reinsurance, 13 percent through excess of loss reinsurance, and 58 percent through facultative arrangements.

     The following table sets forth the capitalization of the Note Insurer as of December 31, 2000, December 31, 2001, and March 31,2002, respectively, on the basis of generally accepted accounting principles. No material adverse change in the capitalization of the Note Insurer has occurred since March 31, 2002.

                      FINANCIAL GUARANTY INSURANCE COMPANY
                              CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)

                                                                  DECEMBER 31,       DECEMBER 31,    MARCH 31, 2002
                                                                     2000                2001          (UNAUDITED)
                                                                  ------------       ------------    --------------
Unearned Premiums........................................          $    581            $    613         $    619
Other Liabilities........................................               225                 238              276
Stockholder's Equity
     Common Stock........................................                15                  15               15
     Additional Paid-in Capital..........................               384                 384              384
     Accumulated Other Comprehensive Income (Loss).......                23                 (15)             (20)
     Retained Earnings...................................             1,608               1,623            1,671
                                                                   --------            --------         ---------
Total Stockholder's Equity...............................             2,030               2,007            2,050
                                                                   --------            --------         ---------
Total Liabilities and Stockholder's Equity...............          $  2,836            $  2,858        $   2,945
                                                                   ========            ========         =========

     The audited financial statements of Financial Guaranty Insurance Company as of December 31, 2001 and December 31, 2000 and for each of the years in the three year period ended December 31, 2001 and the unaudited financial statements of Financial Guaranty Insurance Company as of March 31, 2002 and for the three month periods ended March 31, 2001 and March 31, 2000, which are included in a Form 8-K filed in connection with the Registration Statement of which this supplement to the prospectus supplement is a part, are hereby incorporated by reference in this supplement to the prospectus supplement.

     Copies of the Note Insurer's quarterly and annual statutory statements filed with the State of New York Insurance Department are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017,
Attention: Corporate Communications Department. the Note Insurer's telephone number is (212) 312-3000.

     NEITHER THE NOTE INSURER NOR FGIC CORPORATION ACCEPT ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF THE PROSPECTUS OR THE PROSPECTUS SUPPLEMENT OR ANY OTHER INFORMATION THAT IS PROVIDED TO POTENTIAL PURCHASERS OF THE OFFERED NOTES, OR OMITTED FROM SUCH PROSPECTUS, PROSPECTUS SUPPLEMENT OR OTHER INFORMATION, OTHER THAN WITH RESPECT TO THE ACCURACY OF INFORMATION REGARDING THE NOTE INSURER AND THE POLICY SET FORTH IN THE PROSPECTUS SUPPLEMENT UNDER THE HEADINGS "THE NOTE INSURER" AND "DESCRIPTION OF THE SECURITIES -- THE POLICY," AND IN THIS APPENDIX II.

          APPENDIX III - CERTAIN FINANCIAL INFORMATION ABOUT THE MASTER
          -------------------------------------------------------------
                SERVICER'S SERVICING PORTFOLIO AND MORTGAGE LOAN
                ------------------------------------------------

                     DELINQUENCY AND FORECLOSURE EXPERIENCE
                     --------------------------------------

     At March 31, 2002 Countrywide provided servicing for approximately $353.5 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At March 31, 2002 Countrywide provided servicing for approximately $6.59 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                                  AS OF DECEMBER 31,                AS OF DECEMBER 31,
                                          1999                              2000
                           -------------------------------  ---------------------------------
                              PRINCIPAL                         PRINCIPAL
                               BALANCE          PERCENTAGE       BALANCE           PERCENTAGE
                               -------          ----------       -------           ----------
Portfolio................. $2,412,534,167.47        --      $3,748,790,561.82           --
Delinquency percentage
30-59 Days................ $    5,554,389.27      0.23%     $   14,580,950.53         0.39%
  60-89 Days.............. $    2,123,878.51      0.09      $    4,626,810.83         0.12
  90+ Days................ $    4,665,157.69      0.19      $   10,660,110.74         0.28
        Total............. $   12,343,425.47      0.51%     $   29,867,872.10         0.80%
Foreclosure Rate.......... $      646,956.56      0.03%     $    1,232,842.13         0.03%
Bankruptcy Rate........... $    7,706,013.75      0.32%     $    9,192,831.89         0.25%
                                 AS OF DECEMBER 31,                 AS OF MARCH 31,
                                         2001                              2002
                           -------------------------------   -----------------------------
                               PRINCIPAL                        PRINCIPAL
                                BALANCE         PERCENTAGE       BALANCE        PERCENTAGE
                                -------         ----------       -------        ----------
Portfolio................. $5,479,012,451.54         --      $6,253,339,771.73          --
Delinquency percentage
30-59 Days................ $   28,456,872.07       0.52%     $   19,992,809.16        0.32%
  60-89 Days.............. $    7,555,089.12       0.14      $    5,532,174.99        0.09
  90+ Days................ $   21,422,742.71       0.39      $   15,935,754.50        0.25
        Total............. $   57,434,703.90       1.05%     $   41,460,738.65        0.66%
Foreclosure Rate.......... $    3,142,409.33       0.06%     $    2,376,518.78        0.04%
Bankruptcy Rate........... $   12,681,563.87       0.23%     $   33,597,744.98        0.54%